                                                                  EXHIBIT (a)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

FOR THIS TYPE OF ACCOUNT:                                     GIVE THE SOCIAL SECURITY NUMBER OF:
------------------------------------------------------------  ----------------------------------------------------------

1.  An individual's account                                   The individual
2.  Two or more individuals (joint account)                   The actual owner of the account or, if combined funds,
                                                              any one of other individuals (1)
3.  Husband and wife                                          The actual owner of the account or, if joint funds, either person (1)
4.  Custodial account of a minior (Uniform Gift to            The minior (2)
    Minors Act)
5.  Adult and minor (joint account)                           The adult or, if the minor is the only contributor, the
                                                              minor (1)
6.  Account in the name of guardian or committee for a        The ward, minor, or incompetent person (3)
    designated ward, minor, or incompetent
7.  a.  The usual revocable savings trust account (grantor    The grantor-trustee (1)
    is also trustee)
    b.  So-called account that is not a legal or valid trust  The actual owner (1)
    under state law
8.  Sole proprietorship                                       The owner (4)



                                                              GIVE THE EMPLOYER IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                                     NUMBER OF:
------------------------------------------------------------  ----------------------------------------------------------
9.  A valid trust, estate or pension trust                    The legal entity (do not furnish the identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title (5)
10. Corporate account                                         The corporation
11. Religious, charitable, or educational organization        The organization
    account
12. Partnership account                                       The partnership
13.   Association, club or other tax-exempt organization      The organization
14. A broker or registered nominee                            The broker or nominee
15. Account with the Department of Agriculture in the         The public entity
    name of a public entity (such as a state or local
    government, school district, or prison) that receives
    agricultural program payments

__________________________________

(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)  Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

     If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
     Payees specifically exempted from backup withholding on ALL payments including the following:
          - -  A corporation.
          - -  A financial institution.
          - - An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.
          - -  The United States or any agency or instrumentality thereof.
          - -  A State, the District of Columbia, a possession of the United
               States, or any subdivision or instrumentality thereof.
          - -  A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
          - - An international organization or any agency or instrumentality thereof.
          - - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
          - - A real estate investment trust. A common trust fund operated by a bank under section 584(a) of the Code.
          - - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.
          - - An entity registered at all times under the Investment Company Act of 1940.
          - -  A foreign central bank of issue.
     Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
          - -  Payments to nonresident aliens subject to withholding under section 1441 of the Code.
          - - Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.
          - - Payments of patronage dividends where the amount renewed is not paid in money.
          - -  Payments made by certain foreign organizations.
          - -  Payments made to a nominee.
     Payments of interest not generally subject to backup withholding include the following:
          - -  Payments of interest on obligations issued by individuals.

                    NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
          - - Payments of tax-exempt interest (including exempt-interest dividends under section 852) of the Code.
          - - Payments described in section 6049(b)(5) of the Code to non-resident aliens.
          - - Payments on tax-free covenant bonds under section 1451 of the Code.
          - -  Payments made by certain foreign organizations.
          - -  Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE MUST STILL COMPLETE THE SUBSTITUTE FORM W-9 ENCLOSED HEREWITH TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE SUBSTITUTE FORM W-9 WITH THE PAYER, REMEMBERING TO CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER ON PART III OF THE FORM, WRITE "EXEMPT" ON THE FACE OF THE FORM AND SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

     Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N of the Code and their regulations.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

     (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
     (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
     (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

          FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR
                         THE INTERNAL REVENUE SERVICE.